Exhibit 10.1

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into as of February 15, 2022 among HumanCo Acquisition Corp., a Delaware corporation (including any successor entity or acquirer of HumanCo Acquisition Corp. as a consequence of its initial business combination, the “Company”), HumanCo Acquisition Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and [__] (“Purchaser”).

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more yet to be identified businesses (a “Business Combination”);

WHEREAS, the parties wish to enter into this Agreement pursuant to which, upon the closing of a Business Combination, the Company will issue and sell to Purchaser, and the Purchaser will purchase from the Company, shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Stock”) or such other securities received upon conversion or exchange of the Class B common stock, par value $0.0001 per share (the “Class B Stock”), in connection with a Business Combination (such shares, the “Common Shares”);

WHEREAS, Sponsor currently holds 6,977,500 shares of Class B Stock (the “Sponsor Shares”) and Sponsor has agreed to forfeit and surrender to the Company a portion of the Sponsor Shares in connection herewith;

WHEREAS, the Company and Purchaser intend for the purchase of the Common Shares as set forth herein to be made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchaser intends to buy warrants from the Sponsor under a Warrant Purchase Agreement, dated as of the date hereof (the “Warrant Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.           Sale and Purchase; Closing.

(a)          Sale and Purchase. Upon the terms and subject to conditions hereof, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, on the Closing Date (as defined below) the number of Common Shares (the “Purchased Shares”) for the aggregate purchase price as set forth on the signature page hereto (the “Purchase Price”). Purchaser acknowledges that the Purchased Shares will be subject to restrictions on transfer as set forth in this Agreement.

(b)          Closing. The closing of the transactions contemplated hereby shall take place by electronic exchange of documents and shall occur concurrently with the closing of the Business Combination or as soon as practicable and no later than one (1) business day thereafter (such date, the “Closing Date”). On the Closing Date, (i) Purchaser shall remit the Purchase Price to the Company, by wire transfer of immediately available funds or other means approved by the Company, against delivery of the Purchased Shares pursuant to this Section 1(b), and (ii) the Company shall issue the Purchased Shares and shall register the Purchaser as owner of the Purchased Shares with the Company’s transfer agent by book entry and provide evidence of such issuance from its transfer agent on and as of the Closing Date (it being understood that Purchaser shall not be required to remit the Purchase Price until it has received such evidence). The Company shall notify the Purchaser in writing of the anticipated Closing Date at least three (3) business days in advance of such date, and such notice shall include wire instructions for the funding of the Purchase Price. As used herein, “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(c)          Conditions to Closing. Purchaser’s obligation to purchase the Purchased Shares, and the Company’s obligation to sell the Purchased Shares to Purchaser, is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived in writing by the Company, the Sponsor and the Purchaser, each in its sole discretion): (i) no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement; (ii) the representations and warranties of each of the Company and Purchaser contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date; (iii) each party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date, and (iv) the Business Combination shall have been consummated.

2.           Representations and Warranties of the Purchaser. Purchaser represents and warrants to the Company as follows:

(a)          Organization and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d)          Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), that would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e)          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Sponsor, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Purchased Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Sponsor) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)           Disclosure of Information. Purchaser has had an opportunity to discuss the Sponsor’s and the Company’s business, management, financial affairs and the terms and conditions of the offering of the Purchased Shares, with the Sponsor’s and the Company’s management.

(g)          Restricted Securities. Purchaser understands that the offer and sale of the Purchased Shares to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. Purchaser understands that the Purchased Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Purchased Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is not under any obligation and may not be able to satisfy.

(h)          High Degree of Risk. Purchaser understands that the purchase of the Purchased Shares involves a high degree of risk which could cause Purchaser to lose all or part of its investment.

(i)           Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)           No General Solicitation. None of the Purchaser or any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Purchased Shares.

(k)          Place of Investment Decision. Purchaser’s investment decision was made in the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(l)           Adequacy of Financing. Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(m)         No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2, none of the Purchaser, any person acting on behalf of the Purchaser or any of the Purchaser’s affiliates (each a “Purchaser Party”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and each Purchaser Party disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3, each Purchaser Party specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (each a “Company Party”) with respect to the transactions contemplated hereby.

3.           Representations, Warranties and Covenants of the Company. Company represents, warrants and covenants as follows:

(a)          Organization and Power. Company is incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Capitalization. The authorized capital of the Company consists, as of the date hereof: (i) 100,000,000 shares of Class A Stock, 31,250,000 of which are issued and outstanding; (ii) 10,000,000 shares of Class B Stock, 7,187,500 of which are issued and outstanding; and (iii) 1,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued and outstanding. All of the outstanding shares of Class A Stock and Class B Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(c)          Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into, execute and deliver this Agreement, and to issue the Purchased Shares, has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)          Valid Issuance. The Purchased Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement, the Purchased Shares will be issued in compliance with all applicable federal and state securities laws, rules and regulations.

(e)          Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(f)          Compliance with Other Instruments. The execution and delivery of and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Sponsor, in each case (other than clause (i)), that would have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Agreement.

(g)          Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(h)          Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(i)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3, no Company Party has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of the Purchased Shares hereunder, and each Company Party disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2, each Company Party specifically disclaims that it is relying upon any other representations or warranties that may have been made by any Purchaser Party.

4.            Additional Agreements and Acknowledgements of the Company, the Sponsor and the Purchaser.

(a)          Transfer Restrictions. Purchaser agrees that it shall not Transfer (as defined below) any of the Purchased Shares until the earlier of (i) one year after the closing of the Business Combination and (ii) the date following the closing of the Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Purchased Shares for cash, securities or other property; provided that if subsequent to a Business Combination, the closing price of the Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading-day period commencing at least one hundred and fifty (150) days after the closing of the Business Combination, the Purchased Shares shall be released from such transfer restriction. In connection with the Warrant Purchase Agreement, Purchaser also agrees that it shall not Transfer any of the Purchased Warrants (as defined in the Warrant Purchase Agreement) until 30 days after the closing of the Business Combination. Notwithstanding the foregoing, Transfers of the Purchased Shares and the Purchased Warrants are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any members of the Sponsor, any affiliates of the Sponsor, or any affiliates of such members and funds and accounts advised by such members or any limited partners of any such funds that are invested in the Sponsor; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Purchased Shares were originally purchased; (vi) pro rata distributions from the Purchaser to its members, partners, or shareholders pursuant to the Purchaser’s organizational documents; (vii) by virtue of the Purchaser’s organizational documents upon liquidation or dissolution of the Purchaser; (viii) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor or to any investment fund or other entity controlled or managed by such persons; (ix) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii); (x) in the event of the Company’s liquidation prior to the completion of a Business Combination; (xi) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Stock for cash, securities or other property subsequent to the completion of a Business Combination; or (xii) to the Company for no value for cancellation in connection with the consummation of the Business Combination; provided, however, that, in the case of clauses (i) through (ix), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Section 4(a). As used in this Section 4(a), “Transfer” means (1) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, the Purchased Shares, (2) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (3) public announcement of any intention to effect any transaction specified in clause (1) or (2); provided, that nothing in this Section 4(a) shall prohibit the Purchaser from effecting a short sale or other hedging transactions with respect to any other securities of the Company. Purchaser understands and agrees that each register and book entry for the Purchased Warrants shall contain a notation, and each warrant certificate or book-entry statement evidencing the Purchased Warrants shall be stamped or otherwise imprinted with a legend as set forth in the Warrant Agreement, dated as of December 8, 2020, between the Company and Continental Stock Transfer & Trust Company.

(b)          Trust Account. Purchaser hereby acknowledges that it is aware that the Company has established a trust account into which the net proceeds of its initial public offering and the proceeds from its sales of other Company securities were deposited (the “Trust Account”). Purchaser hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, Purchaser may have in respect of any shares of Class A Stock held by it. Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any shares of Class A Stock held by it.

(c)          Use of Purchaser’s Name. Neither the Company nor the Sponsor will, without the written consent of the Purchaser in each instance (which may be by electronic mail), use in advertising, publicity or otherwise the name of the Purchaser or any of its affiliates, or any director, officer or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of the Purchaser or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose Purchaser’s name and information concerning the Purchaser (i) to the extent required by law, regulation or regulatory request or (ii) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential; provided, in the case of clause (i), prior to making any such disclosure the Company will provide Purchaser for Purchaser’s review such proposed disclosure and will not make any such disclosure without including any revisions reasonably requested in writing by the Purchaser or to the extent the Purchaser has a good faith objection to such disclosure. For the avoidance of doubt, the Purchaser’s agreement to purchase the Purchased Shares from the Company on the consummation of the Business Combination in like amount to the Sponsor Shares pursuant to Section 4(e) hereof, including the purchase price paid by the Purchaser, will be disclosed, and this Agreement will be publicly filed.

(d)          Registration Rights. On the date hereof, the Company and Purchaser shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), in substantially the form provided to the Purchaser prior to the date hereof, providing for registration rights with respect to the Purchased Shares, the securities of the Company acquired by the Purchaser pursuant to that certain Warrant Purchase Agreement, dated as of the date hereof, between the Purchaser and the Sponsor, and that certain Unit Purchase Agreement, dated as of the date hereof, between the Purchaser and CAVU Venture Partners III, LP.

(e)          Surrender of Sponsor Shares. Sponsor agrees that, concurrently with or prior to the Closing Date, it shall forfeit and surrender to the Company that number of Sponsor Shares equal in amount to the Common Shares to be purchased by the Purchaser hereunder.

5.           General Provisions.

(a)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to the Company shall be sent to the Company’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 5(a). All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 5(a).

(b)          No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

(c)          Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d)          Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)          Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)          Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(h)          Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)          Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)           Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York; and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)          WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of each party.

(m)         Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)          Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of the Company’s transfer agent, stamp taxes or The Depository Trust Company associated with the transfer of the Purchased Shares.

(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)          Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 4(c)), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Purchaser shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder.

[Signature Page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

HUMANCO ACQUISITION CORP.

By:
Name:
Title:

SPONSOR:

HUMANCO ACQUISITION HOLDINGS, LLC

By:
Name:
Title:

Company’s Address for Notices:

c/o HumanCo
P.O. Box 90608
Austin, TX 78709
Email: amy@humanco.com, ross@humanco.com
Attention: Amy Zipper and Ross Berman

With copies (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Email: paul.tropp@ropesgray.com
Attention: Paul Tropp

[Signature Page to Share Purchase Agreement]

PURCHASER:

[FUND NAME]

By: [__]

By:
Name:
Title:

Number of
Purchased Shares:

Purchase Price:

Purchaser’s Address for Notices:

c/o BlackRock Financial Management Inc.
55 East 52nd Street
New York, NY 10055
Attn: [__]

With copies (which shall not constitute notice) to:

c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Daniel Goldmintz
Email: legaltransactions@blackrock.com

[Signature Page to Share Purchase Agreement]